UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 3, 2010

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351 (Address of Registrant’s principal executive office and telephone number)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Visualant, Inc. (“Visualant” or the “Company”), an emerging leader in authentication systems technology, announced on November 3, 2010 that TransTech Systems, Inc. (“TransTech”), a subsidiary of the Company and a pioneer provider of industry-leading identification solutions, announced it was awarded a contract valued at approximately $450,000 from a major North American defense and aerospace contractor.

TransTech has been selected as the provider for the $450,000 next generation upgrade to the worldwide enterprise employee badge printing systems of this unidentified Fortune 50 Company. This is the third upgrade contract awarded to TransTech since 2002. It is the most technically complex to date as the customer adopts new Federal PIV-I standards to issue employee smart card credentials compatible with HSPD-12. These new Federal standards, first directed by then-President Bush in 2004, provide for greater assurance that security is maintained. The latest award is considered a vote of confidence in the customer’s satisfaction with TransTech’s historic performance and the ability of TransTech to meet the company’s future needs as identification and certification requirements continue to evolve.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated November 3, 2010 announcing the award of a major contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, Chief Financial Officer

November 4, 2010

Item 9.01  Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits –

Exhibit No.	Description

99.1	Press Release of Visualant, Inc. dated November 3, 2010 announcing the award of a major contract.